Exhibit 4.1(b)


                              CONSULTING AGREEMENT


     AGREEMENT, effective as of the 19th day of March, 2002, between Aquatic Cellulose International Corporation, a Nevada Corporation (the "Company"), of 3704 32nd Street, Vernon BC, VIT 5N6, and Owen Naccarato (the "Consultant"), of 19600 Fairchild, Suite 260, Irvine, California 92612.

                                   WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

     WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.     APPOINTMENT.
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     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2.     TERM.
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     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on March 18, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

     3.     SERVICES.
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     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning legal and financial matters and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services; and

     (b) Advise the Company relative to its legal needs relating specifically to its corporate transactional needs.

     4.     DUTIES  OF  THE  COMPANY.
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     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5.     COMPENSATION.
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     The Company will immediately grant Consultant the option to purchase 200,000 shares of the Company's Common Stock with an exercise price at $.05 per share, which option shall expire on March 18, 2003 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

     6.     REPRESENTATION  AND  INDEMNIFICATION.
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     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     7.     MISCELLANEOUS.
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     Termination:     This  Agreement  may  be  terminated  by either Party upon
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written  notice  to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

     Modification:     This  Consulting  Agreement  sets  forth  the  entire
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understanding  of  the  Parties with respect to the subject matter hereof.  This
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Consulting  Agreement  may  be  amended only in  writing signed by both Parties.

     Notices:     Any  notice  required or permitted to be given hereunder shall
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be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     Waiver:     Any waiver by either Party of a breach of any provision of this
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Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment:     The  Options  under  this  Agreement  are assignable at the
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discretion  of  the  Consultant.

     Severability:     If any provision of this Consulting Agreement is invalid,
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illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements:  Any  dispute  or  other disagreement arising from or out of
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this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Aquatic  Cellulose  International                     Consultant




/s/  Gary  Ackles____________                         /s/  _Owen Naccarato______
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Gary  Ackle                                           Owen  Naccarato
Chief  Executive  Officer



                                Owen M. Naccarato
                                 Attorney at Law
                           19600 Fairchild, Suite 260
                                Irvine, CA 91612
                   Office: (949) 851-9261 Fax: (949) 851-9262


April  4,  2002

Aquatic  Cellulose  International  Corporation

Re:     Opinion  of  Counsel  -  Registration  Statement  on  Form  S-8

Gentleman:

     I have acted as counsel for Aquatic Cellulose International Corporation (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 5,200,000 shares of the Company's common stock, $.001 par value, (the "common stock"), issuable pursuant to the Company's Advisory and Consultants Agreements.

     I have examined the Certificate of Incorporation, as amended, and the By-Laws of the company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgement are necessary or appropriate to enable me to render the opinions expressed below.

     Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

              Very  truly  yours,

             /s/  Owen  Naccarato
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             Owen  Naccarato,  Esq.